Exhibit 99.1
JOINT FILING AGREEMENT
The undersigned hereby agree that the foregoing statement on Schedule 13G, dated April 1, 2011, with respect to the shares of Eternal Energy Corp.’s Common Stock is, and any amendments thereto executed by each of the undersigned shall be, filed on behalf of each of the undersigned pursuant to and in accordance with the provisions of Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, and that this Agreement shall be included as an Exhibit to the Schedule 13G and each such amendment. Each of the undersigned agrees to be responsible for the timely filing of the Schedule 13G and any amendments thereto, and for the completeness and accuracy of the information concerning itself contained therein. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.
     IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the 1st day of April, 2011.

PELAGIC INSTITUTIONAL LP
By:	/s/ McAndrew Rudisill
	Name:	McAndrew Rudisill
	Title:	Sole Member

PELAGIC MASTER FUND LTD
By:	/s/ McAndrew Rudisill
	Name:	McAndrew Rudisill
	Title:	Executive Officer

PELAGIC CAPITAL ADVISORS LP
By:	/s/ McAndrew Rudisill
	Name:	McAndrew Rudisill
	Title:	Sole Member

McAndrew Rudisill
By:	/s/ McAndrew Rudisill
McAndrew Rudisill, Individually